Exhibit 4(a)
TUCSON ELECTRIC POWER COMPANY
OFFICER’S CERTIFICATE
Kentton C. Grant, the Vice President and Treasurer of Tucson Electric Power Company, an Arizona corporation (the “Company”), pursuant to the authority granted in the Board Resolutions of the Company dated February 23, 2015, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (For Unsecured Debt Securities) of the Company dated as of November 1, 2011 (the “Indenture”) that:

1.
The Securities of the fourth series to be issued under the Indenture shall be designated “3.05% Senior Notes due 2025” (the “Notes”). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

2.
The Notes shall be issued by the Company in the initial aggregate principal amount of $300,000,000. As contemplated by the last paragraph of Section 301 of the Indenture, additional Notes, without limitation as to amount, having the same terms as the Outstanding Notes (except a different issue date and issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Notes, and, if no interest has been paid, from February 27, 2015), may also be issued by the Company pursuant to the Indenture without the consent of the existing Holders of the Notes. Such additional Notes shall be part of the same series as the Outstanding Notes.

3.	The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on March 15, 2025.

4.	The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto.

5.
The principal of and premium, if any, and each installment of interest on the Notes shall be payable upon presentation of the Notes at the office or agency of the Company in The City of New York; provided that payment of principal, premium, if any, and each installment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that after payment of the Notes in full, the Holders thereof shall promptly surrender such Notes at the office or agency of the Company in The City of New York. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints U.S. Bank National Association as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office

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or agency and such agent. The registration and registration of transfers and exchanges in respect of the Notes may be effected at the Corporate Trust Office of the Trustee. The Trustee will initially be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. If and to the extent that the Paying Agent shall receive from the Company payments of Liquidated Damages pursuant to the Registration Rights Agreement, dated February 27, 2015, among the Company, Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., as representatives of the initial purchasers listed therein (the “Registration Rights Agreement”), the Paying Agent shall distribute such payments ratably to the Holders of the Notes entitled to receive payments of interest on the Notes at the same time and in the same manner as such payments of interest are made.

6.	The Notes will be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof as provided in the form thereof set forth in Exhibit A hereto.

7.
No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

8.
If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or
(B)    an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof

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and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

9.	The Eligible Obligations with respect to the Notes will be Government Obligations.

10.	The Notes will be Benefitted Securities and shall have the benefit of the covenant contained in Section 605 of the Indenture.

11.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

12.
The Notes will be initially issued in global form (the “Global Notes”) registered in the name of Cede & Co., as registered owner and as nominee for DTC, the initial securities depository for the Notes; provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as depository for the Global Notes (DTC and any such successor depository, the “Depository”); beneficial interests in Global Notes may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and, in either case, a successor depository for such Global Notes has not been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) if the Company, in its sole discretion, determines that the Notes will no longer be represented by Global Notes or (iii) if an Event of Default with respect to the Notes has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Notes representing such Notes in exchange for such Global Notes, such definitive Notes to be registered in the names provided by the Depository to the Trustee; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instructions and (iv) shall bear the depository legend restricting the transfer of such Global Note to any person other than the Depository or its nominee in substantially the form set forth in Exhibit A attached hereto; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, payments made on account of, or transfers in respect of, beneficial ownership interests in a Global Note (all of which will be conducted pursuant to the customary procedures of the Depository) or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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13.
Beneficial interests in the Notes offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon Rule 144A under the Securities Act will be represented by one or more separate Global Notes (each, a “Rule 144A Global Note”) registered in the name of Cede & Co., as registered owner and as nominee for DTC and shall include the non-registration legend set forth in Exhibit A attached hereto. Initially beneficial interests in the Notes offered and sold to purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate Global Notes (each, a “Regulation S Global Note”) and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of The Euroclear System (“Euroclear”) or Clearstream Banking, Luxembourg, société anonyme (“Clearstream”) and shall include the Regulation S legend set forth in Exhibit A attached hereto.

14.
Transfers of beneficial interests in the Rule 144A Global Note will be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A hereto. Prior to the expiration of the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the Notes commences and (y) the original issue date of the Notes (the “Distribution Compliance Period”), transfers of beneficial interests in the Regulation S Global Note will be subject to the restrictions on transfer contained in the Regulation S legend set forth in Exhibit A hereto.

15.
In connection with any transfer of Notes, the Trustee and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in substantially the form set forth in Exhibit A hereto for use in connection with the transfer of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, or otherwise) received from the Holders and any transferees of any Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer. Transfers of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, and other transfers relating to beneficial interests in the Global Notes, shall be reflected by endorsements of the Trustee, as custodian for DTC, on the schedule attached to such certificate.

16.
The Company has entered into the Registration Rights Agreement pursuant to which the Notes that are issued and sold without registration (the “Private Notes”) under the Securities Act may be exchanged (the “Registered Exchange”) for Notes that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Notes (the “Exchange Notes”), or, failing the Registered Exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Notes. The Private Notes will be offered and sold by the Company in reliance on exemptions from registration under the Securities Act, and Private Notes will be exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Notes and the Exchange Notes will constitute a single series of Securities under the Indenture. Upon the consummation of the Registered Exchange, the Company shall execute and deliver, and the

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Trustee shall authenticate, one or more Global Notes which bear neither the non-registration legend nor the Regulation S legend in an aggregate principal amount equal to, and in exchange for, the principal amount of the beneficial interests in the Private Notes validly tendered and accepted for exchange in accordance with the terms of the Registered Exchange.  Concurrently with the delivery of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly. The exchange to be effected pursuant to the exchange, shall be deemed to be an exchange as contemplated in Section 305 of the Indenture.

17.
(a)    The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Notes and in respect of compliance with which this certificate is made;

(b)    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;
(c)    In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and
(d)    In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes requested in the accompanying Company Order No. 4, have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 27th day of February, 2015.

/s/ Kentton C. Grant
Kentton C. Grant
Vice President and Treasurer

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EXHIBIT A
FORM OF GLOBAL NOTE
[non-registration legend to be included on Private Notes]
NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). EACH HOLDER HEREOF, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS ONE YEAR (OR SIX MONTHS IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, THE ISSUANCE DATE OF ANY SUBSEQUENT REOPENING AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF THIS NOTE WITHOUT ANY CONDITIONS (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS NOTE), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OR REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS NOTE), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (i) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (ii) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF, PARAGRAPH (k)(2) OF RULE 902 UNDER

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REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS NOTE ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (2) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY”;
[Regulation S legend to be included on Private Notes]
THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.
[registration rights legend to be included on Private Notes]
BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 27, 2015 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.
[depository legend]
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A LIMITED-PURPOSE TRUST COMPANY ORGANIZED UNDER THE NEW YORK BANKING LAW (“DTC”), TO TUCSON ELECTRIC POWER COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME AT THE DIRECTION OF THE COMPANY TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No. R	CUSIP: __________

[FORM OF FACE OF GLOBAL NOTE]
TUCSON ELECTRIC POWER COMPANY
3.05% SENIOR NOTE DUE 2025
Tucson Electric Power Company, a corporation duly organized and existing under the laws of the State of Arizona (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum listed on Schedule I hereto on March 15, 2025, and to pay interest on said principal sum semi-annually on March 15 and September 15 of each year commencing September 15, 2015 (each an Interest Payment Date) at the rate of 3.05% per annum, until the principal hereof is paid or made available for payment and to pay interest on any overdue principal and, to the extent permitted by law, interest, at the rate then borne by the Securities of this series. Interest on the Securities of this series will accrue from, and include, February 27, 2015, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect, and in the same amount, as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on (i) the Business Day next preceding such Interest Payment Date so long as the Securities are held by a securities depository in book-entry form, or (ii) if the Securities are not held by a securities depository in book‑entry form, the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to

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Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of and premium, if any, and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, the principal of and premium, if any, and interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided, further, that, after payment in full of this Security the Holder shall promptly surrender this Security at the office or agency of the Company in The City of New York, the State of New York.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
TUCSON ELECTRIC POWER COMPANY

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF GLOBAL NOTE]
General.
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of November 1, 2011 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on February 27, 2015 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
Optional Redemption.

At any time prior to December 15, 2024, the Securities of this series will be redeemable at the option of the Company (each a “Redemption Date”), in whole or in part, on not less than 30 nor more than 60 days’ notice prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a Redemption Price (the “Redemption Price”) equal to the greater of
(1) 100% of the principal amount of the Securities of this series being redeemed, or
(2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Adjusted Treasury Rate plus 0.20%, plus, in each case, accrued and unpaid interest on the Securities of this series being redeemed to the Redemption Date.
At any time on or after December 15, 2024, the Securities of this series will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ notice prior to the Redemption Date, at the Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.
“Adjusted Treasury Rate” means, with respect to any Redemption Date:
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release

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designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time or, if any of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer appointed by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company’s calculation of any Redemption Price of the Securities of this series.
In lieu of stating the Redemption Price, notices of redemption of the Securities of this series pursuant to the first paragraph under “Optional Redemption” shall state substantially the following: “The Redemption Price of the Securities of this series to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Notes, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Adjusted Treasury Rate plus 0.20%.”
If less than all of the Securities of this series are to be redeemed consistent with the terms hereof, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series in a manner it deems fair and appropriate.
If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.
Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.
Events of Default.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5‑1401 of the New York General Obligations Law or any successor statute), except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

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Modification and Waivers.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
Authorized Denominations.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are

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exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Holders of this Security are entitled to the benefits and, by their acceptance of this Security, bound by the provisions of the Registration Rights Agreement, dated February 27, 2015, among the Company, Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., as representatives of the initial purchasers listed therein.
Defined Terms.

All terms used in this Security which are defined in Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

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SCHEDULE I
[144A][REGULATION S] GLOBAL NOTE
The initial principal amount of Senior Notes evidenced by this Global Note is $___________.
CHANGES TO PRINCIPAL AMOUNT OF SENIOR NOTES EVIDENCED BY GLOBAL NOTE

Date	Principal Amount of Senior Notes by which this Global Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Senior Notes Represented by this Global Note	Notation Made by

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[FORM OF CERTIFICATE OF TRANSFER]
TUCSON ELECTRIC POWER COMPANY
3.05% Senior Notes due 2025

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

_______________________________________________________________________________________
Please insert social security or other identifying number of assignee identifying number of assignee

________________________________________________________________________________________
Name and address of assignee must be printed or typewritten

$_______________ principal amount of beneficial interest in the referenced Security of the Company and does hereby irrevocably constitute and appoint ______________________________________________________ to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:
(check one)

☐	to the Company;

☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available);

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

☐	in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

☐	pursuant to an effective registration statement under the Securities Act

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name of the registered owner of the within instrument in every particular without alteration or enlargement, or any change whatever.
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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